Exhibit 99.1
Movella Announces Nasdaq’s Planned Suspension of Trading of Securities

HENDERSON, Nev., March 26, 2024 (GLOBE NEWSWIRE) – Movella Holdings Inc. (NASDAQ: MVLA) (“Movella” or the “Company”), a leading full-stack provider of sensors, software, and analytics that enable the digitization of movement, announced today that it was notified by the Nasdaq Stock Market LLC (“Nasdaq”) of the timing of Nasdaq’s planned suspension of trading of the Company’s securities.

As previously disclosed in its Current Report filed on Form 8-K with the Securities and Exchange Commission (the “SEC”) on March 20, 2024 (the “8-K”), the Company notified Nasdaq of the Company’s decision to voluntarily delist its shares of common stock, par value $0.00001 per share (the “Common Stock”) and its warrants exercisable for one share of Common Stock at an exercise price of $11.50 (the “Warrants” and together with the Common Stock, the “Securities”) from the Nasdaq Global Market. As disclosed in the 8-K, the Company had expected that the last trading day of the Securities on the Nasdaq Global Market would be on or about April 11, 2024. On March 22, 2024, however, Nasdaq notified the Company that trading of its Securities would be suspended after the Company files a Form 25 with the SEC on April 1, 2024, resulting in the last trading day for the Securities occurring on or about April 1, 2024 instead of on or about April 11, 2024, as previously thought.

The Securities will remain listed on Nasdaq while trading is suspended until the effectiveness of the Form 25 filing on or about April 11, 2024, after which time the Securities will be delisted from Nasdaq.

Following the delisting of Movella’s Securities from trading on Nasdaq, any trading in the Securities would only occur in privately negotiated sales and potentially on an over‐the‐counter market. Movella expects to have its Securities quoted on a market operated by OTC Markets Group Inc. (the “OTC”) on April 12th so that a trading market may continue to exist for the Securities. There is no guarantee, however, that a broker will continue to make a market in the Securities or that trading thereof will continue on an OTC market or otherwise.

As previously disclosed, Movella’s Board of Directors (the “Board”) considered whether the Company could regain compliance in the given timeframe but decided that attempting to regain compliance was not in the best interest of the Company and its stockholders. The Board made this decision following its review and careful consideration of a number of factors, including, but not limited to, the Company’s current and likely future inability to comply with the continued listing requirements of the Nasdaq Global Market and the personnel resources and high costs of meeting Nasdaq Global Market disclosure and reporting requirements and related regulatory burdens, costs that have resulted and would continue to result in significant operating expense. In light of these factors, the Board determined that it is in the Company’s best interests that the Company redeploy these resources toward adequately funding the Company’s operations in the future.

About Movella Holdings Inc.

Movella is a leading full-stack provider of sensors, software, and AI analytics that transforms movement data into lifelike animations and valuable, actionable insights. Our motion capture technology enables a wide array of innovative solutions in end markets including entertainment and gaming, health and sports, and automation and mobility. We bring meaning to movement for some of the most esteemed global brands including Electronic Arts, EPIC Games, 20th Century Studios, Netflix, BMW, Toyota, and Siemens. To learn more, please visit www.movella.com.

This press release contains forward-looking statements regarding future events and our future results that are subject to the safe harbors created under the Private Securities Litigation Reform Act of 1995. These statements reflect the beliefs and assumptions of Movella’s management as of the date hereof. Words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “may,” “plan,” “project,” “seek,” “should,” “target,” “will,” “would,” variations of such words, and similar expressions are intended to identify forward-looking statements. These Forward Looking Statements include, but are not limited to: the trading price and volatility of Movella’s securities, the effects of the expected delisting from Nasdaq, the impact and timing of actions by Nasdaq or OTC Markets, including the suspension of trading of the Securities. Readers are cautioned that these forward-looking statements are only predictions and are subject to risks, uncertainties and assumptions that are difficult to predict. Movella’s actual results could differ materially and adversely from those expressed in or contemplated by the forward-looking statements. Factors that could cause actual results to differ include, but are not limited to, those risk factors contained in Movella’s SEC filings, including without limitation, Movella’s annual report on Form 10-K, quarterly reports on Form 10-Q and subsequent filings made by Movella with the SEC. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date on which they are made. Except as required by law, Movella undertakes no obligation to update or revise any forward-looking statements.

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